Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into this Registration Statement on Form S-8 of Magnum Hunter Resources Corporation and any amendment thereof, of our report dated March 4, 2011, relating to the statement of revenues and direct operating expenses of the properties acquired from Quest Eastern Resource LLC, and PostRock MidContinent Production, LLC for the year ended December 31, 2009.
/s/ UHY LLP.
Houston, Texas
October 24, 2011